UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2025

Kodiak AI, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41691	98-1592112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1049 Terra Bella Avenue Mountain View, California	94043
(Address of principal executive offices)	(Zip code)

(650) 209-8005

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KDK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $9.28	KDKRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

On October 21, 2025, Kodiak AI, Inc. (the “Company”) notified (the “Warrant Adjustment Notice”) the holders of its 24,999,990 publicly traded warrants and its 14,300,000 private placement warrants (collectively, the “Warrants”), each of which is exercisable to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), of the following adjustments (the “Warrant Adjustments”), which were effective after the close of trading on October 20, 2025:

•	an adjustment to the exercise price of the Warrants from $11.50 per share to $9.28 per share of Common Stock (representing 115% of the Market Value (as defined below)); and

•

an adjustment of the $18.00 per share redemption trigger price described in Section 6.1 of the Warrant Agreement (as defined below) to $14.53 per share of Common Stock (representing 180% of the Market Value).

The Warrant Adjustments were effected pursuant to Section 4.3.2 of the Warrant Agreement (the “Warrant Agreement”), dated as of April 20, 2023, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, as a result of (i) the Company issuing shares of its 9.99% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, and warrants to purchase Common Stock at an effective issue price of less than $9.20 per share of Common Stock (such price, the “Newly Issued Price”) for capital raising purposes in connection with the consummation of the business combination among the Company, Kodiak Robotics, Inc. and AAC II Merger Sub, Inc. on September 24, 2025 (the “Business Combination”), (ii) the aggregate gross proceeds from such issuances representing more than 60% of the total equity proceeds, and interest thereon, available for funding the Business Combination on the date of the consummation of the Business Combination (net of redemptions) and (iii) the volume-weighted average trading price of the Common Stock during the twenty (20) trading day period starting on the trading day prior to the day on which the Company consummated the Business Combination (such price, the “Market Value”) being below $9.20 per share. The Market Value was determined to be $8.07 per share, which was higher than the Newly Issued Price.

A copy of the Warrant Adjustment Notice is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Warrant Adjustment Notice dated October 21, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 21, 2025

KODIAK AI, INC.

By:	/s/ Don Burnette
Name:	Don Burnette
Title:	Chief Executive Officer